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                                                                    EXHIBIT 99.1

                                                       [TENNECO AUTOMOTIVE LOGO]

news release

          For Immediate Release


          Contacts:      Jane Ostrander
                         Media Relations
                         847 482-5607
                         jane.ostrander@tenneco-automotive.com

                         Margie Pazikas
                         Media Relations -- Europe
                         32 2 706 9470
                         margie.pazikas@eu.tenneco-automotive.com

                         Leslie Hunziker
                         Investor Relations
                         847 482-5042
                         leslie.hunziker@tenneco-automotive.com


                 TENNECO AUTOMOTIVE REDUCES SALARIED WORK FORCE
                    COMPANY ALSO CONSOLIDATES BUSINESS UNITS

Lake Forest, Illinois, October 28, 2004 -- Tenneco Automotive (NYSE: TEN) announced today that the company plans to eliminate up to 250 salaried positions (about six percent) -- the majority at the middle and senior management levels -- from its worldwide work force as part of a global restructuring. The company will also reduce the number of strategic business units to six by consolidating its Australia/New Zealand operations with its Asia operations to create a new Asia-Pacific business unit.

This restructuring initiative accelerates plans to reduce SGA&E (selling, general, administrative and engineering) expense and improve the company's gross margin performance. The company is taking this action to strengthen its competitiveness and sustain turnaround efforts in the face of challenging industry conditions, including rising raw material costs.

"We regret the impact this action will have on our employees," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "The reality of volatile market conditions makes this move imperative. The decision to reduce our workforce, while difficult, is the right step to help maximize our potential for success with a lower cost structure and more efficient operations."

Tenneco Automotive's Australia/New Zealand business unit will become a part of a newly created Asia-Pacific business unit, which will also include the company's operations in China, Japan, India, Thailand and Singapore, as well as its Japanese original equipment business worldwide. Timothy Donovan, executive vice president, will lead the Asia Pacific business unit. Previously, Donovan was managing director of the International Group, which


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included the company's operations in South America and Asia. Alex Drysdale, currently managing director for the Australia/New Zealand business unit, is resigning to pursue other interests.

Don Miller, currently vice president and general manager of the European aftermarket, will take on a new role of establishing and developing the company's aftermarket business in China. As a result, the European aftermarket sales and marketing organization will report directly to Hari Nair, executive vice president and managing director of Tenneco Automotive Europe.

Finally, Tenneco Automotive's South American operations, which had been part of the company's International business unit, will now be moved under the company's European operations and managed by Hari Nair as well.

Tenneco Automotive estimates that this cost reduction plan will be completed by the end of the first quarter 2005 and will generate approximately $20 million in annual savings when fully implemented. The company anticipates taking charges between $20 million and $24 million, over the next two quarters, related to the reductions announced today. All work force reductions will be done in compliance with legal and contractual requirements.

Tenneco Automotive is a $3.8 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 19,200 employees worldwide. Tenneco Automotive is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco Automotive markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "anticipate," "potential," "encouraged," "believe" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the overall highly competitive nature of the automotive parts industry, and the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers; (ii) increases in the costs of raw materials, including the company's ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives and other methods; (iii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (iv) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (v) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries; (vi) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (vii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount

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of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt; (viii) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations; (ix) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market; (x) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xi) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; (xii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2003. Further information can be found on the company's web site at www.tenneco-automotive.com.


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